UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2021

I-ON DIGITAL CORP.
  (Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15, Tehran-ro 10-gil, Gangam-gu, Seoul, 06234 Korea
(Address of principal executive offices)

Registrant’s telephone number, including area code: +82-2-3430

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IONI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”) with CDI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition”), Cardio Diagnostics, Inc., a Delaware corporation (“CDI”), and the shareholders of CDI (the “CDI Shareholders”).  On December 28, 2021, the Company and CDI agreed to extend the Termination Date of the Agreement to February 28, 2022 wherein CDI agreed to reimburse the Company for any and all expenses in connection with the Company’s Form 10-K filing for the year ending December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Agreement and Plan of Merger and Reorganization

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2022	I-ON DIGITAL CORP.

	By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: Chief Executive Officer